UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2005

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As of December 20, 2005, Chicago Mercantile Exchange Inc. ("CME"), a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc. (the "Company") and Phupinder S. Gill, the Company's President and Chief Operating Officer, entered into an amendment (the "Amendment") to Mr. Gill's existing employment agreement (the "Original Agreement" and as amended by the Amendment, the "Employment Agreement"), dated November 7, 2003 and filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.19 to the Company's Form 10-K on March 11, 2004.

The Amendment provides that Mr. Gill will be employed by CME until December 31, 2010 unless sooner terminated by CME or Mr. Gill in accordance with the terms of the Employment Agreement. The Amendment also provides that in the event Mr. Gill is terminated other than for death, disability or cause (as defined in the Original Agreement), he will be entitled to elect continued coverage under CME's group health plan for an additional twelve months at CME's expense so long as he remains eligible for such continued coverage under COBRA.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment and the Original Agreement, which are filed as Exhibit 10.1 to this Current Report and Exhibit 10.19 to the Company's Form 10-K filed with the SEC on March 11, 2004, respectively, and are hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

December 23, 2005	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Gill Agreement